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                                                                       EXHIBIT I

Agreement of Joint Filing

                        Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: October 11, 2002
                                            SMITH & NEPHEW PLC


                                            By: /s/ Paul Chambers
                                                -----------------
                                               Name: Paul Chambers
                                               Title: Company Secretary

                                            SMITH & NEPHEW HOLDINGS, INC.


                                            By: /s/ James A. Ralston
                                                --------------------
                                               Name: James A. Ralston
                                               Title: President

                                            SMITH & NEPHEW SNATS, INC.


                                            By: /s/ James A. Ralston
                                                ---------------------
                                               Name: James A. Ralston
                                               Title: Vice President & Treasurer